EXHIBIT 10.1

CERTAIN PERSONALLY IDENTIFIABLE INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED

Lease Contract

Lessor (hereinafter referred to as Party A): Sichuan Anyi Hengke Technology Co., Ltd.

Mailing Address: [***]

Business License Registration Number: [***]

Legal Representative: Haomiao He   Tel.:   [***]

Lessee (hereinafter referred to as Party B): Yubo Jingzhi Biotechnology (Chengdu) Co., Ltd.

Mailing Address: [***]

Business License Registration No: [***]

Legal Representative: Jun Wang     Tel.:    [***]

Whereas:

1. Party A owns the ownership of the houses in No. 333, Section 1 of Furong Avenue, Yongning Town, Wenjiang District, Chengdu (i.e. Attached No. 101, No. 118, Building 9, Block A, Phase II, Sanyi Innovation Center) and has the right to rent out the houses in Attached No. 101, No. 118, Building 9, Block A, Phase II, Sanyi Innovation Center to others and obtain the corresponding income in accordance with the provisions of the law and their own will.

2. Party B is an independent legal person registered by the administrative department for industry and commerce and has the legal right to operate, with the capacity of civil rights and civil behavior. Upon payment of the rent and expenses payable by Party B to Party A as agreed hereunder, Party B shall have the right to independently and autonomously engage in lawful business activities in the leased premises in accordance with the agreed leased use.

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Contract No.: AYH-YBJZ-ZLHT-2021-01

3. Party B shall rent the house owned by Party A located at Attached No. 101, No. 118, Building 9, Block A, Phase II, Sanyi Innovation Center for business and office needs. Now, according to the Civil Code of the People's Republic of China and the provisions of relevant laws and regulations, on the basis of equality and voluntariness, Party A and Party B shall establish this contract regarding Party B's lease of Party A's housing.

Article I Basic Information of the House

1. Party A leases to Party B the house inAttached No. 101, No. 118, Building 9, Block A, Phase II, Sanyi Innovation Center (hereinafter referred to as "the leased house" or "the house"), and the specific address on its house ownership certificate is: Attached No.118, Building 9, No. 333, Section 1 of Furong Avenue, Yongning Town, Wenjiang District, Chengdu

2. The measured building area of the house is 1282.34 m2.

Article II Ownership Condition of the House

Party A guarantees that it has the legal right to rent the house.

Article III House Purposes

1. Party B promises to lease the house only for business and office use.  Party B guarantees that it shall not change the use and structure of the house during the lease period without Party A's written permission. Party B shall be responsible for the relevant licenses and approval procedures to achieve the above purposes and shall bear the corresponding costs. At the same time, Party B shall have the legal qualification and administrative permit (if necessary) to engage in the corresponding business activities. Party B shall not refuse or delay the performance of its contractual obligations due to the obstacles of the above procedures.

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2. Party B shall comply with national laws, regulations, relevant government policies and Party A's regulations on the management of leased houses to carry out business activities. Party B shall not engage in and change the use agreed in this contract without the written permission of Party A and before approval by relevant government departments as required.

3. All decorates inside and outside the leased house of Party B, including advertising, light boxes, signage, decoration, flags, posters, display of windows and shelves, etc. shall be approved in advance by the relevant government departments and fully comply with the regulations of the relevant management agencies. At the same time, Party B shall also obtain Party A's written permission before implementing the aforementioned actions outside the leased house.

4. Party B shall not use Party A's name or its public logo without the special written permission of Party A.

Article IV Lease Term

1. The lease term of the house is 4.5 lease years (12 months as one year), i.e. the lease term starts from September 1, 2021 and ends on February 28, 2026.

2. Party B shall return the leased house within five working days after the termination of the contract upon the expiration of the lease term.

3. If Party B intends to continue the lease, it should submit a written request for renewal to Party A 90 days in advance and re-sign the lease contract after consultation with Party A upon the expiration of the lease term. If Party A repossesses the house and rents it to others, Party B shall enjoy the priority right to rent under the same conditions. Party B's right to renew the lease shall be regarded as abandoned if Party B fails to submit a written request to Party A for renewal of the lease within the aforementioned period and fails to sign a new lease contract within one month before the expiration of this contract due to Party B's cause. In such case, Party A shall have the right to rent the leased house agreed under this contract to any third party.

Article V House Rent, Security Deposit and Payment Method

1. The amount of rent shall be calculated based on the actual measured floor area of the leased house.

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2. The details of the lease charges of this contract are shown in the following table, and the rent is charged according to the following standards:

Lease year	Rent standard (Yuan /㎡/ month)	Total annual lease cost (Yuan)
Lease year 0.5	43	330,844
Lease year 0.5-1.5	43	661,687
Lease year 1.5-2.5	43	661,687
Lease year 2.5-3.5	45.58	701,389
Lease year 3.5-4.5	45.58	701,389

Remarks: The rent shall include the rent of the house lease, the usage fee of the attached facilities and equipment and VAT. However, it shall not include property management fees, energy costs arising from the operation of the facilities and equipment of the leased house, insurance costs of the leased house other than the property insurance of the building itself, or other costs related to the use of the leased house.

3. Payment mode of rent

Rent is paid on a semi-annual basis. Party B shall pay to Party A the rent of the house in the payment cycle within fifteen working days before the start of each payment cycle. If the above date coincides with a legal holiday, it will be advanced accordingly.

The date of payment of rent by Party B shall be the date of actual receipt of documents by Party A's bank.

The designated account information of Party A is as follows:

Opening bank: [***]

Account name: [***]

Account No.: [***]

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4. Security Deposit

(1) Upon completion of this contract, Party B shall pay to Party A a lease deposit of RMB 110,281 (in capital letters: RMB One Hundred and Ten Thousand Two Hundred and Eighty One) to be used to ensure Party B's compliance with all the provisions of this contract. The security deposit is kept by Party A during the entire lease term. Party A doesn't need to pay Party B the interest on the deposit. Party B shall pay the deposit within 5 working days after signing this contract, and Party A shall issue a receipt voucher to Party B after collecting the deposit.

(2) Return of the lease deposit: Without prejudice to Party A's other rights under this Agreement, Party A shall return and settle all amounts payable by Party B under this Agreement upon termination/cancellation or termination/cancellation in advance of this Agreement and Party B shall return the Leased Premises to Party A in accordance with the provisions of this Agreement.

Special instructions: Party B has paid off the lease deposit to the developer Chengdu Liankang Investment Co., Ltd., business license registration number: [***], and both parties acknowledge it. If the lease contract is terminated, the security deposit shall be returned to Party B by Chengdu Liankang Investment Co., Ltd.

(3) Party A shall be entitled to set off such security deposit or any part thereof against any amount owed by Party B, or any other amount that Party A may require from Party B under the provisions of this Agreement, if Party B defaults on the payment of any amount due under this Agreement including but not limited to rent, property management fees and other charges in breach of any of the provisions of this Agreement. In the event that Party A deducts such deposit or any part thereof in this way, Party B shall pay Party A a payment to make up such deposit within 15 days after receiving Party A's notice, and if it is overdue, for each day it is overdue, Party B shall pay Party A liquidated damages at the rate of 0.5‰ of the amount not made up, and if it is still not made up for more than 30 days, Party A shall have the right to terminate or cancel this contract, and Party B shall not object, and Party B shall compensate for the resulting loss.

(4) If the amount of deposit is not sufficient to pay the above-mentioned amount, Party A shall also have the right to deal with it in accordance with Article X of the contract, and shall not affect Party A's other rights.

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Article VI Other Expenses

During the lease term, the costs associated with the lease of the premises shall be covered in the following manner:

1. Party B shall bear its own expenses including but not limited to water, electricity, communication, network usage, cable TV, etc. arising from the use of the house. The property service company shall collect the water and electricity bills on behalf of Party A. Party B shall pay the water and electricity bills within 5 working days after receiving the payment notice provided by the property service company, and Party B shall pay the other fees by itself.

2. The property service fee for the public area of the leased house shall be borne by Party B.

3. Other matters not specified shall be subject to the Preliminary Property Service Agreement signed between Party B and the property service company.

4. Taxes and fees arising from the lease of the house shall be handled by both parties in accordance with the regulations of the state and relevant departments.

5. During the lease term, Party B shall pay all the expenses related to the use of the house but not listed in this contract collected by relevant government departments.

Article VII Responsibilities for House Decoration and Maintenance

1. Party B shall have the right to decorate the interior of the house with the written permission of Party A and increase the ancillary facilities and equipment, but shall not decorate the exterior walls or decorate. Party B shall submit for approval the decoration to the relevant departments in accordance with the regulations (Party B shall inform Party A in time if they need Party A's assistance) and shall submit the decoration plan in written form to Party A for approval within 15 days before the construction. After approval and agreement, it shall be prepared and stored by the designated property service company. If the decoration is not approved by Party A or if Party B does not carry out the decoration according to the decoration plan approved by Party A after approval by Party A, Party B shall be immediately responsible for repairing or restoring the original state within the period specified by Party A. If Party B refuses to repair, Party A shall have the right to hire a third party to repair and Party A shall have the right to deduct two times of the actual repair cost from the performance deposit, and Party B shall make up the shortfall separately, and Party B shall promise not to hold any objection.

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2. If the house is damaged due to improper decoration, Party B shall be responsible for repairing it immediately within the period specified by Party A.  If Party B refuses to repair, Party A shall have the right to hire a third party to repair and Party A shall have the right to deduct two times of the actual repair cost from the performance deposit, and Party B shall make up the shortfall separately, and Party B shall promise not to hold any objection. Party B shall ensure that the decoration of the leased premises conforms to the provisions of the "Regulations on Supervision and Administration of Fire Protection of Construction Projects" and other laws and regulations, and handle the fire protection design, completion and acceptance filing, opening fire safety inspection and other procedures by itself in accordance with the law. If the fire safety inspection is not carried out or the inspection does not meet the requirements for unauthorized use or operation resulting in fire safety accidents, Party B shall bear all responsibilities.

3. Party B owns the ownership of the additional facilities and equipment installed by Party B during the lease term. Confirmed by both parties that this contract is terminated or cancelled for whatever reason, Party B shall be free to dispose of the renovation and decoration without forming attachment, provided that Party B shall not damage Party A's house and its appurtenances when disposing of them by itself; If the attachment has been formed, the ownership shall belong to Party A. However, Party A shall compensate Party B for the decoration and adornment in accordance with the increased value, and if Party A requests demolition, Party B shall remove and restore the house to its original state as requested by Party A.

4. During the lease term, Party A shall guarantee that the house is in normal usable and safe condition during the warranty period (according to the relevant national standards).

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Contract No.: AYH-YBJZ-ZLHT-2021-01

5. During the warranty period, when finding the damage or fault of this house's main structure, Party B shall inform Party A for repair in time; Party A shall make repairs within 10 days after receiving Party B's notice. For the articles added by Party A in decoration and ornament, Party A shall not assume the repair obligations, but Party A shall minimize the influence on Party B's decoration and ornament. If Party A's failure to promptly repair results in any personal injury and property loss, Party A shall undertake the corresponding legal responsibilities.

6. Party B shall rationally use and cherish such house and its auxiliary facilities, and undertake the repair and maintenance obligations of the house and its auxiliary facilities except the main structure during the lease term. In case of finding the house and its auxiliary facilities are damaged or have fault (including the damage resulting from the natural loss, damage and manual reason of real estate and personal estate) during the lease period, Party B shall repair or replace them after immediately notifying Party A in writing, and shall assume all expenses; If Party B rejects the repair or replacement, Party A has the right to employ the third party to repair and has the right to deduct the actual repair cost from the performance security. The insufficient part shall be separately supplemented by Party B, without any objection. Party B shall undertake all legal liabilities and all economic liabilities of any personal injury and property loss resulting from the above reasons by itself.

7. If the fire disaster, etc. due to the reasons attributed to Party B causes the house is damaged, Party B shall rebuild the house to recover the original state. The rebuilding fees shall be assumed by Party B and the rental is still calculated during the rebuilding period. If Party B rejects to take measures, Party A has the right to rebuild by itself or employ the third party to rebuild, and the rebuilding fees shall be assumed by Party B. Party B agrees to pay on time as per the requirements of Party A and the deadline of construction contract concluded and signed by Party A and the third party.

8. Party B shall handle the disputes with the adjacent party due to the decoration and renovation, etc. or during the house usage period by itself, if such behavior causes Party B or the third party fails to operate normally, such result shall have nothing to do with Party A (except for the reasons attributed to Party A).

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Article 8 Delivery and return of house

1. Delivery of house

Party A has delivered the house to Party B on September 1, 2021, and Party B has no objection to the house delivery condition. Since the handover date, all legal liabilities and expenses resulting from the house lease shall be assumed by Party B; The legal liabilities and expenses resulting from the house lease shall be assumed by Party A.

2. Return of house

(1) Party B shall return the house and its auxiliary facilities and equipment to Party A within 5 working days after the termination or cancellation of the contract and guarantee that they are at intact status and cleaning status for normal use. Both Party A and Party B, after acceptance and recognition, shall sign and stamp seal on House Delivery Schedule and hand over the house room key, then Party B is deemed to finish the house return. Besides, both Party A and Party B shall settle various respective expenses before returning house as per agreement.

(2) When Party B returns house, both Party A and Party B shall carry out joint acceptance, and shall propose the objection to house facilities and equipment such as decoration, utensils, etc. on the site if any; It is difficult to detect and judge on the site, the objection party shall propose to the other party within 5 working days; If no objection is proposed beyond 5 working days, the acceptance is deemed to be qualified.

(3) When returning the house, Party B shall voluntarily take back the office equipment and articles in the house.

(4) After returning the house, for the articles left by Party B in the house for over 15 working days without the written consent of Party A, Party B is deemed to yield the ownership, and Party A has the right to voluntarily dispose the articles without undertaking any liabilities, and all expenses and loss resulting from Party A's voluntary disposal shall be assumed by Party B.

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(5) Party B shall properly transact the cancellation or change procedures of industry and commerce, water and electricity, etc. with the house as registered address or business address upon the expiry of lease term of this contract or within 30 days after this contract is rescinded, revoked or void as confirmed. Otherwise, Party B shall pay 0.5‰ of the contract price that year to Party A as liquidated damages for every overdue day.

Article 9 Sublease, transfer and exchange

1. Within the lease term, Party B shall not sublease the house.

2. Within the lease period, if the house ownership changes, Party A shall undertake that the transfer of property right doesn't affect the validity of this lease contract concluded and signed with Party B and is obliged to notify the new house owner of the lease fact.

Article 10 Cancellation and termination of contract

1. Both Party A and Party B agree that, in case of one of the following circumstances within this contract term, this contract shall rescind automatically. Both parties shall not undertake liabilities mutually, and the rental shall be calculated as per the actual lease time. If the lease term is less than the whole month, the rental shall be calculated as per the number of days on the principle of refund for any overpayment or a supplemental payment for any deficiency;

(1) The leased house is damaged, lost or identified as the dangerous building due to the reasons not attributed to both Party A and Party B or their employees and contractors.

(2) The leased house and its auxiliary facilities are damaged severely due to the force majeure factor, and both parties agree that this contract couldn't be continuously fulfilled. Both parties hereby confirm the above force majeure refers to the earthquake, typhoon, flood and waterlogging disaster, other natural disasters, epidemic, emergent public health hazards, war, threat of war, riot and similar military action, lockdown, terrorist activities, civil commotion, the strike and slowdown of employees which are excluded in both parties hereto, other labor movements, energy shortage, or embargo and injunction of government.

(3) Both parties need to rescind and terminate the contract through consensus.

(4) The contract terminates automatically upon expiry.

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2. Both Party A and Party B agree that under one of the following circumstances, the observant party could notify the default party to rescind this contract. The default party shall pay 2 times of one-month rental of the current year to the other party as liquidated damages; One party causes loss to the other party, and the paid liquidated damages are insufficient to offset the loss of the observant party, the difference between the caused loss and liquidated damages shall also be compensated:

(1) Party A fails to deliver the house on time and still fails to deliver the house within 10 days after receiving Party B's written interpellation;

(2) Party B pays the rental, property management fees, guarantee deposits and other expenses for over 30 overdue days;

(3) Party B breaks the compulsory provisions as agreed in this contract and the relevant regulations of government, and fails to correct within 30 days after Party A sends out the written notice;

(4) Party B is bankrupt or carries out the liquidation procedures, or the third party applies to the court for liquidating Party B and the court accepts such application;

(5) Party B's estate in the leased house is seized or detained by the Judicial Department or Functional Department, and fails to be removed from the seizing or detaining within 30 days;

(6) Party B arbitrarily changes the purpose of the leased house without the consent of Party A;

(7) Party B works on the illegal activity or stores dangerous goods in the house, and the dangerous goods exclude the oils and chemical substances needed by Party B for operation;

(8) The defects existing the leased house delivered by Party A endanger the safety and use of Party B;

(9) The structure of leased house is damaged due to the reasons attributed to Party A or Party B;

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Contract No.: AYH-YBJZ-ZLHT-2021-01

(10) Party B arbitrarily decorates the house and adds the auxiliary facilities and equipment;

(11) Party B completely or partially subleases the house without permission, disguises to sublease the house, underleases to others, exchanges the house or establishes branch as shareholder with others, or cooperates with others to provide the leased house to others for actual use, etc.;

(12) Safety responsibility accident happens due to the reasons attributed to Party B, and Party B fails to finish rectifying as per requirements or arbitrarily operate again without rectification after the investigation of the relevant functional department of government;

(13) Party B breaks the relevant laws and regulations or the regulations of the industry for unlicensed business, operation beyond the scope of business license, operation without industry business license or operation without other legitimate procedures;

(14) Other requirements as agreed herein.

If the above conditions happen, this contract shall rescind after the observant party delivers the notice of contract cancellation to the default party. If the default party has an objection to the written cancellation notice of the observant party, the default party shall propose objections within 30 days, otherwise, Party B is deemed to recognize the notice.

3. This Contract could be rescinded or terminated through consensus by Party A and Party B.

4. Upon the expiry of the lease term, this contract rescinds automatically.

5. If this contract rescinds/terminates regardless of any reason, Party B shall return the leased house as per the rational time stipulated by Party A. If Party B fails to return the leased house as per the time stipulated by Party B, Party A has the right to voluntarily take back the leased house as per the regulations of this contract and require Party B to undertake the default liabilities.

6. After the occurrence of default event, Party A continuing to collect rental or not doesn't affect the right of Party A to investigate the default liabilities for Party B. Party B's failure to pay enough rental or other expenses as per the regulations of this contract doesn't affect Party A's right of recourse for insufficient part of these rentals and expenses and also doesn't affect the right of Party B to take other indemnifying measures as per this contract and the relevant legal provisions.

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Contract No.: AYH-YBJZ-ZLHT-2021-01

Article 11 Default liabilities

1. Within the lease term, in case of needing to throw a lease in advance, Party B shall notify Party A in writing 30 days in advance and pay 2 times of the one-month rental amount of that year to Party A as the liquidated damages, as well as compensate the loss of Party A (including but not limited to the balance loss between the expenses of lease by Party A again and the reduced rental resulting from separate lease by Party A).

2. Within the lease term, in case of needing to take back house in advance, Party A shall notify Party B in writing 30 days in advance, pay 2 times of one-month rental amount of that year to Party B as compensation and compensate the loss of Party B, including but not limited to the foreseeable economic loss such as the balance resulting from separate lease and decoration of site by Party B, normal operating incomes, etc.

3. Within the lease term, in case of paying the rental in overdue period, Party B shall pay 0.5‰ of unpaid payables to Party A as liquidated damages for every overdue day; If the overdue period lasts for 30 days, Party A has the right to unconditionally rescind the contract.

4. After the contract is concluded and signed, Party A shall deliver the house on schedule. If Party B proposes objection to the punctual house delivery of Party A, Party A shall not be deemed to deliver goods in overdue period, but if such objection is established, the rental shall be calculated from the solving date of the objection.

5. If the lease term expires, or the contract terminates and rescinds in advance, Party B shall give back the house as per the agreement in Article 8 of this contract. If Party B returns the house in overdue period, Party B shall pay 0.5‰ of unpaid funds payable to Party A as liquidated damages for every overdue day, which shall be calculated every day. Besides, Party B shall undertake the loss of Party A resulting from the overdue return (including but not limited to the house occupation fees calculated as per 120% of original rental floating standard, the property management fees paid by Party A to the property company, the loss of Party A claimed by the third party, etc.), and Party A has the right to stop the energy supply and door lock replacement (the corresponding loss shall be voluntarily assumed by Party B). If the overdue period lasts for 15 days, Party B shall be deemed to waive the ownership of all properties in the house, and Party A has the right to voluntarily dispose the articles without undertaking any liabilities.

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Contract No.: AYH-YBJZ-ZLHT-2021-01

6. If Party A proposes objections when Party B returns the house and the objection isn't established, Party B shall not be deemed to deliver the house during overdue period, and the rental shall be calculated till the house delivery date proposed by Party B; If such objection is established, Party B is deemed to return the house during overdue period, and the return date shall be subject to the date when the objection is addressed.

7. If Party B decorates the house or adds auxiliary facilities without the written consent of Party A or beyond the scope and requirements consented by Party A in writing, Party A has the right to require Party B to recover the original state of the house and undertake 10% of the total contract amount as liquidated damages as well as compensate all losses of Party A.

8. If Party B or the third party suffers from the property loss or personal injury due to the reasons attributed to Party B during the lease term, or the disputes with the third party occur, Party A shall not assume any compensation liabilities, and Party B shall undertake all legal liabilities and all economic losses alone. For any loss or liabilities of Party A, Party A has the right to recover from Party B after undertaking the loss or liabilities.

9. Upon the expiry of the tenancy, if the house delivered by Party B fails to pass acceptance, the house shall be rectified within the time limit or shall be rectified by Party A, and the rectification fees shall be assumed by Party B. The overdue house delivery of Party B shall be subject to paragraph 5 of this article.

10. The loss of Party A or Party B under this contract includes, without limitation to all expenses paid by both parties such as litigation cost, preservation fees, attorney fees, investigation charges, notarial fees, travelling expenses, etc., all losses resulting from the criticism or punishment of the relevant department, and reputation loss of both parties, etc.

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Article 12 Settlement method of contract disputes

The disputes generated during the fulfilment of this contract shall be addressed by both parties through consultation; If the negotiation fails, both parties could file a lawsuit to the local People's Court of the house according to law.

Article 13 Notice

The following agreement shall be made by both parties in terms of files including various notices and protocols, etc. and the address for service and legal consequence upon the delivery of relevant documents and legal instruments upon this contract disputes:

1. Party A confirms that its effective delivery address is [***], with receiver: [***] and contact: [***].

2. Party B confirms that its effective delivery address is [***], with receiver: Wang Yang and contact: [***].

3. The applicable scope of the above address for service includes various notices, agreements and other files during non-litigation of both parties and the delivery of relevant documents and legal instrument upon the occurrence of contract disputes, and also includes the first instance, second instance and retrial and executive program after the dispute enters arbitration and civil proceedings.

4. If one party changes the address, the party shall notify the other party of the change 30 days in advance (postponed in holidays and festivals), otherwise, the confirmed delivery address of both parties shall be still considered as the valid delivery address. For the reasons that the address provided or confirmed by the party is not accurate, or that the other party, court and parties involved are not notified promptly as per procedure after the change of delivery address, or the designated receiver rejects to sign sign-off, resulting in the failure of the legal documents to be received by the parties actually or to be mailed for delivery, the date of being returned shall be deemed the delivery date; if the legal documents are delivered directly, the date on which the process server records the situation on the receipt of delivery shall be deemed the delivery date; If the obligation of notification of change of the delivery address is fulfilled, the changed delivery address shall be the effective delivery address. For the delivery address clearly agreed in the contract by the above parties, the court could directly mail the documents for delivery. Even if the parties fail to receive the documents mailed by the court, the documents shall still be deemed to be delivered due to the agreement in the contract.

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5. After the dispute enters into the arbitration or civil proceedings, if the party involved responds to suits and submits the confirmation letter of the address for service to arbitral institution and court, and the address is different from the address for service as confirmed before the litigation, the address for service submitted to arbitration institution and court for confirmation shall prevail (the address for service shall be applicable to the service method and the legal consequences of service as specified in the above paragraph 3).

Article 14 Other articles

1. This contract shall come into effect after both parties stamp the official seal.

2. For the uncovered matters in this contract, the supplementary contract shall be concluded upon consensus through negotiation by both Party A and Party B. The supplementary contract and its Appendix are the inseparable part of this contract.

3. This Contract, together with its Appendix, has 11 pages in total and is made in quadruplicate. Each party holds one copy with the same legal effect.

Party A (signature or seal): Party B (signature or seal):

[Legal representative]: /s/ Haomiao He	[Legal representative]: /s/ Jun Wang

[Entrusted agent] (signature or seal):	[Entrusted agent] (signature or seal):

Signed on:	Signing date:

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